UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report  (Date of earliest event reported):   November 24, 2003

                             -----------------

                                  LABONTE, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                                000-50353                             98-0403552
   ------------------------                ------------------------               ------------------------
(State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
        incorporation)

              4701 Innovation Drive
                   Lincoln, NE                                               68521
------------------------------------------------        ------------------------------------------------
   (Address of principal executive offices)                                (Zip Code)



Registrant's telephone number, including area code:    (402) 476-6205


                                       N/A
              -----------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.   Other Events.
          Change in Control of Registrant; Departure of President and Director; Appointment of Officer and Director


     A change of control of Labonte, Inc., a Delaware corporation (the "Registrant") became effective on November 24, 2003. Pursuant to a series of agreements entered into between the Registrant's then sole shareholder, Christopher Penner, on the one hand, and the purchasers on the other, Mr. Penner sold 100,000 of the Registrant's common stock, which constituted 100% of the outstanding capital stock of the Registrant, to the purchasers for a total consideration of $26,000.

     The purchasing shareholders assumed control of the Registrant as of November 24, 2003. Ownership and control of the Registrant is now held as follows: Mr. Jeff Fredrick owns 33,333 shares, or 33 1/3% for a purchase price of $8,667; Mr. Tab Larson owns 33,333 shares, or 33 1/3% for a purchase price of $8,667; and Dr. Marvin Palmer owns 33,333 shares, or 33 1/3% for a purchase price of $8,667. Each of the purchasing shareholders used their personal funds for the purchase.

     Effective November 24, 2003, Christopher Penner, the Registrant's sole executive officer and director, resigned.

     Effective November 24, 2003, Bernie McGinn was appointed President and Chief Financial Officer of the Registrant, and was appointed to fill the sole seat on the Registrant's Board of Directors. Bernie McGinn has over twelve years experience in the independent music industry as both business owner and as a music artist. He is the sole owner of two businesses: Caulfield Records, an independent record label with 43 titles in its catalog, and AudioObsessive, an online music retail business. Mr. McGinn has eight years of experience on lead with large-scale Internet projects for companies such as Time-Life Books. His experience also includes development in projects partnering with Microsoft and Barnes and Noble Booksellers. Based on his Internet/technology business experience and his experience in music entertainment, Mr. McGinn possesses a unique understanding of the needs and culture of artists, labels and E-tailers.

     Mr. McGinn does not have a written employment agreement with the Registrant. Mr. McGinn will not receive any compensation for his services as the sole officer and director of the Registrant, he has not received such compensation in the past, and is not accruing any compensation pursuant to any agreement with the Registrant.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             LABONTE, INC.



Date:    July 7, 2004                        By:      /s/ Bernie McGinn
                                                -------------------------------

                                             Name:   Bernie McGinn
                                             Title:  President